                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                  CURENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest reported): March 18, 2002

                      COMBINED PROFESSIONAL SERVICES, INC.
             (Exact name of registrant as specified in its chapter)

          Nevada                   000-25675                88-0346441
(State or other jurisdiction       Commission              (IRS Employer
     of incorporation)            (File Number)          Identification No.)

              2700 North 29 Avenue, Suite 305, Hollywood, FL 33020
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 927-5563

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4. Changes in Registrant's Certifying Accountant

(a) Previous Independent Accountants.

(i)      On March 18, 2002 the Registrant dismissed Kurt D. Saliger, C.P.A., which served as the Registrants' principal independent accountants.
(ii)     Registrants' audit committee participated in and approved the decision to change principal independent accountants.
(iii)    In connection with its audit for the most recent fiscal period and through March 18, 2002, there were no disagreements with Kurt D. Saliger, C.P.A.
on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kurt D. Saliger, C.P.A., would have caused Kurt
D. Saliger, C.P.A. to make reference thereto in connection with its report on the financial statements.
(iv)     The Registrant has provided Kurt D. Saliger, C.P.A. with a copy of report on Form 8-K on the day this report was filed with the Securities &
Exchange Commission. The Registrant has requested that Kurt D. Saliger, C.P.A., furnish the Registrant with a letter addressed to the Securities & Exchange
Commission stating whether it agrees with the statements made by the Registrant item 4 hereof, and, if not, stating the respects in which it does not agree. The
Registrant has requested Kurt D. Saliger, C.P.A. to provide this letter as promptly as possible so that the Registrant can file the letter with the
Securities & Exchange Commission within 10 business days after the filing of this form 8-K.

(b) New Independent Accountants.

The Registrant engaged Grassano Accounting, P.A. as its new principal independent accountants as of March 18, 2002. The Registrant's audit committee approved such engagement on March 18, 2002.

Through March 18, 2002 the Registrant did not consult with Grassano Accounting,
P.A. on any matters of accounting principle.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Combined Professional Services, Inc.

By:/s/Marc Baker
   President and Chairman

Date: March 26, 2002